Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Geoffrey Cook, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of The Meet Group, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2020

/s/ Geoffrey Cook
Geoffrey Cook
Chief Executive Officer
(Principal Executive Officer)